Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-102122 and 333-71608) and in the related Prospectuses, and on Form S-8 pertaining to the 1989 Incentive Stock Plan and the 1992 Employee Stock Purchase Plan (No. 333-07707), the 1998 Incentive Stock Plan (No. 333-59633), the 2001 Nonstatutory Stock Plan and Employee Stock Purchase Plan (No. 333-42644), the 2001 Director Option Plan (No. 333-63398), the Calydon, Inc. Management Incentive and Retention Plan, as amended (No. 333- 71606), the 2001 Nonstatutory Stock Option Plan and the 2002 Employee Stock Purchase Plan (No. 333-91796), and the 2002 Employee Stock Purchase Plan and the 1998 Incentive Stock Plan (No. 333-1087) of Cell Genesys, Inc. of our report dated January 20, 2004, with respect to the consolidated financial statements of Cell Genesys, Inc, included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Palo Alto, California

February 27, 2004